UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

Garmin Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	0-31983 (Commission File Number)	98-0229227 (I.R.S. Employer Identification No.)

P.O. Box 10670, Grand Cayman KY1-1006
Suite 3206B, 45 Market Street, Gardenia Court
Camana Bay, Cayman Islands
 (Address of principal executive office)(Zip Code)

(345) 640-9050
(Registrant’s telephone number, including area code)

P.O. Box 10670, Grand Cayman KY1-1006
Suite 3206B, 45 Market Street, Gardenia Court
Camana Bay, Cayman Islands
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

Garmin Ltd. (the "Company") provided notice to The Nasdaq Stock Market LLC ("Nasdaq") on June 17, 2010 that it had only two independent directors on its Audit Committee as a result of Thomas A. McDonnell, a former member of the Audit Committee, not standing for reelection to the Board of Directors at the Annual General Meeting of Shareholders held on May 20, 2010.  At that meeting, Mr. Thomas P. Poberezny was elected to the Board of Directors, and on June 18, 2010 he was appointed to the Audit Committee.  Mr. Poberezny qualifies as an independent director under Nasdaq Marketplace Rule 5605(a)(2) and the Company therefore has cured its noncompliance with Nasdaq Marketplace Rule 5605(c)(2)(A), which requires a listed company to have an audit committee composed of at least three members who are independent, as defined in Nasdaq Marketplace Rule 5605(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Garmin Ltd.

By:	/s/ Andrew R. Etkind
Andrew R. Etkind
Vice President, General Counsel and
Secretary

Date: June 21, 2010